                               December 9, 1996



Edac Technologies Corporation
1790 New Britain Avenue
Farmington, CT 06032

Dear Gentlemen:                       Re: Registration Statement on Form S-8

     We have acted as counsel for Edac Technologies Corporation, a Wisconsin corporation (the "Company"), in connection with the Company's offering to a certain employee of up to 100,000 shares of its $.0025 par value common stock pursuant to the Company's Robert Whitty Stock Option Plan (the "Plan").

     In such capacity we have examined, among other documents, the Amended and Restated Articles of Incorporation of the Company and the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or shortly after the date of this letter covering the offering of the Company's common stock pursuant to the Plan. Based on the foregoing and such additional investigation as we have deemed necessary, it is our opinion that:

     1. The Company is a corporation existing under the laws of the State of Wisconsin and, based solely on a certificate of the Secretary of State of Wisconsin (a) has filed with the Secretary of State during its most recently completed report year the required annual reports; (b) it is not subject of a proceeding under Wisconsin Statutes section 180.1421, to cause its administrative dissolution; (c) no determination has been filed by the Secretary of State that grounds exist for such actions; (d) no filing has been made with the Secretary of State of a decree of dissolution with respect to the Company; and (e) Articles of Dissolution of the Company have not been filed with the Secretary of State.

     2. The shares of common stock have been legally and validly authorized under the Amended and Restated Articles of Incorporation of the

Edac Technologies Corporation
December 9, 1996
Page 2



Company and the laws of the State of Wisconsin. When issued and paid for in accordance with the description set forth in the Registration Statement and the Plan, the shares of common stock will be legally issued, fully-paid and nonassessable, except as set forth in Wisconsin Statutes section 180.0622(2)(b), as interpreted.

     We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement on Form S-8.

                                          Yours very truly,

                                        REINHART, BOERNER, VAN DEUREN,
                                             NORRIS & RIESELBACH, s.c.

                                        BY    /S/  Daniel J. Brink



                                              Daniel J. Brink